Exhibit 10.1


                            TRANSAMERICA CORPORATION
                       NONQUALIFIED STOCK OPTION AGREEMENT

                  Transamerica Corporation (the "Company") hereby grants you, Frank C. Herringer (the "Employee"), a nonqualified stock option under the Company's 1995 Performance Stock Option Plan (the "Plan"), to purchase shares of common stock of the Company ("Shares"). The date of this Agreement is January 2, 1998. In general, the latest date this option will expire is January 2, 2008 (the "Expiration Date"). However, as provided in Appendix A (attached hereto), this option may expire earlier than the Expiration Date. Subject to the provisions of Appendix A and of the Plan, the principal features of this option are as follows:

Maximum Number of Shares Purchasable with this Option:  645,000
Purchase Price per Share: $150.00

     Scheduled Vesting Date: The first date on which both of the following have occurred: (a) the tenth trading day (occurring within a period of 30 consecutive trading days before January 3, 2003) on which the Fair Market Value of a Share is at least $150, and (b) as determined in the discretion of the Committee, the Company's total shareholder return equals or exceeds the median level of shareholder return for a subset of the S&P 500 Financial Index during the period from January 2, 1998 to the tenth trading day in (a) plus any days thereafter until such median level is met or, if such period is less than one year, during the one-year period that begins prior to January 2, 1998 and ends on the tenth trading day in (a) or any day thereafter until such median level is met (if it is met during such one-year period).


Event Triggering Termination of Option                                            Maximum Time to Exercise After
                                                                                       Triggering Event*


Termination of Employment (except as shown below)                                         3 months
Termination of Employment due to Good Reason or by the Company other                      until Expiration Date
  than for Cause (except as shown below)
Termination of Employment due to Disability                                               3 years
Termination of Employment due to Early or Normal Retirement                               5 years
Termination of Employment due to death                                                    3 years
Termination of Employment within 1 year after a Change of Control for a                   1 year
  reason other than Disability, Good Reason, Cause, Early or                              Normal
Retirement or death
Failure of Option to Vest                                                                 None

*    However, in no event may this option be exercised after the Expiration Date
     (except in certain cases of the death of the Employee).


                  Your signature below indicates your agreement and understanding that this option is subject to all of the terms and conditions contained in Appendix A and the Plan. For example, important additional information on vesting and termination of this option is contained in Paragraphs 4 through 6 of Appendix A. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS OPTION.

TRANSAMERICA CORPORATION                  EMPLOYEE


By___________________________             ____________________
  Title:  Assistant Secretary              Frank C. Herringer

                                   APPENDIX A

               TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

                  1. Grant of Option. The Company hereby grants to the Employee under the Plan, as a separate incentive in connection with his or her employment and not in lieu of any salary or other compensation for his or her services, a nonqualified stock option to purchase, on the terms and conditions set forth in this Agreement and the Plan, all or any part of an aggregate of 645,000 Shares. The option granted hereby is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Code. This Agreement reflects the Company's obligation under Section 2(b)(iv) of that certain employment agreement dated November 4, 1997 between the Company and the Employee (the "Employment Agreement").

                  2. Exercise Price. The purchase price per Share for this option (the "Exercise Price") shall be $150.00.

                  3. Number of Shares. The number and class of Shares specified in Paragraph 1 above, the Exercise Price and/or the Fair Market Value specified in Paragraph 4 below, are subject to adjustment by the Committee in the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, distribution or other change in the corporate structure of the Company affecting the Shares (an "Event"). Any such adjustment shall be made by the Committee as constituted immediately prior to the applicable Event (the "Applicable Committee") and shall be designed so that if the Employee (or any beneficiary) exercises this option after an Event, he or she shall receive (upon payment of the Exercise Price for each Share exercised) the securities and any other property (other than regular cash dividends) which the Employee (or beneficiary) would have been entitled to had he or she instead acquired the Shares on the Grant Date and held them through the date of exercise. Notwithstanding the preceding, (a) the number of Shares subject to this option always shall be a whole number, and (b) if the Applicable Committee determines that the delivery of securities or other property (other than Shares) from any such adjustment would create an undue burden or expense, the Employee (or beneficiary) instead shall receive a lump sum cash payment equal to the fair market value (as determined by the Applicable Committee) of such securities or other property.

                  4. Vesting Schedule. The right to exercise this option will vest as to 100% of the Shares specified in Paragraph 1 above on the first date on which both of the following conditions shall have been satisfied: (a) the tenth trading day (occurring within a period of 30 consecutive trading days) on which the Fair Market Value of a Share is at least $150.00, provided that vesting will occur only if such tenth trading day occurs on or before January 2, 2003, and (b) the Company's total shareholder return (change in share price plus reinvestment of any dividends, as determined in the discretion of the Committee) equals or exceeds the median level of shareholder return for a subset of the Standard & Poor's ("S&P") 500 Financial Index (as determined in the discretion of the Committee) during the period from January 2, 1998 to the tenth trading day in (a) plus any days thereafter until such median level is met or, if such period is less than one year, during the one-year period that begins prior to January 2, 1998 and ends on the tenth trading day in (a) or any day thereafter until such median level is met (if it is met during such one-year period). However, on any scheduled vesting date, vesting actually will occur only if the Employee is an Executive on such date. Notwithstanding the foregoing, in the event of the Employee's Termination of Employment due to Early Retirement, Normal Retirement, Disability (hereafter, as defined in the Plan) or death, (i) if the right to exercise any particular Shares would have vested within six (6) months after such Termination of Employment (had the Employee not incurred a Termination of Employment), then the right to exercise such Shares will vest on the date that such right otherwise would have vested, and (ii) if the right to exercise any particular Shares would have vested more than six (6) months after such Termination of Employment (had the Employee not incurred a Termination of Employment), then the right to exercise a portion of such Shares will vest on the date that such right otherwise would have vested, as determined in the discretion of the Committee based on the time elapsed from the Grant Date to the Termination of Employment and the vesting date. Notwithstanding any contrary provision of this Paragraph 4, in the event of the Employee's Termination of Employment (A) by the Company other than for Cause (hereafter, as defined in the Employment Agreement), death or Disability or (B) by the Employee for Good
Reason (hereafter, as defined in the Employment Agreement), the right to exercise one hundred percent (100%) of the Shares subject to this option shall vest on the date that such Termination of Employment occurs.

                  5. Termination of Option. In the event of the Employee's Termination of Employment for Good Reason or by the Company for any reason other than Cause, Early or Normal Retirement, Disability or death, the Employee may, prior to the Expiration Date, exercise any vested but unexercised portion of this option. Except as provided in the fifth sentence of this Paragraph 5, in the event of the Employee's Termination of Employment by the Employee for any reason other than Good Reason, Early or Normal Retirement, Disability or death, the Employee may, within three (3) months after the date of such Termination, or prior to the Expiration Date, whichever shall first occur, exercise any vested but unexercised portion of this option. In the event of the Employee's Termination of Employment due to Disability, the Employee may, within three (3) years after the date of such Termination, or prior to the Expiration Date, whichever shall first occur, exercise any vested but unexercised portion of this option. In the event of the Employee's Termination of Employment due to Early or Normal Retirement, the Employee may, within five (5) years from the date of such Termination, or prior to the Expiration Date, whichever shall first occur, exercise any vested but unexercised portion of this option. Except if a longer period is applicable as provided in the first sentence of this Paragraph 5, in the event of the Employee's Termination of Employment within one year after a Change of Control for any reason other than Early or Normal Retirement, Disability or death, the Employee may, within one (1) year after the date of such Termination, or prior to the Expiration Date, whichever shall first occur, exercise any vested but unexercised portion of this option. In addition, this option shall terminate (a) on the first date on which the option no longer may become exercisable pursuant to Paragraph 4 above, or (b) upon exercise of the tandem limited stock appreciation right (the "TLSAR") granted with this option (but only to the extent provided in the following sentence). For each Share with respect to which the TLSAR is exercised, the right to exercise 2.7447 of the Shares subject to this option shall immediately terminate, provided that the number of Shares which so terminate shall be rounded to the nearest whole number (or to such number as is appropriate to ensure that the total number of shares covered by this option does not exceed the number specified in Paragraph 1 above).

                  6. Death of Employee. In the event that the Employee dies prior to the expiration of this option in accordance with the provisions of Paragraph 5 above, the Employee's designated beneficiary, or if no beneficiary survives the Employee, the administrator or executor of the Employee's estate, may, within three (3) years after the date of death, exercise any vested but unexercised portion of the option. Any such transferee must furnish the Company
(a) written notice of his or her status as a transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of this option and compliance with any laws or regulations pertaining to such transfer, and (c) written acceptance of the terms and conditions of this option as set forth in this Agreement. The three (3) year limit described in the preceding sentence shall not cause this option to expire before the Expiration Date if, prior to the Employee's death, the Employee incurred a Termination of Employment for Good Reason or was terminated by the Company for any reason other than Cause, Early or Normal Retirement or Disability.

                  7. Persons Eligible to Exercise Option. This option shall be exercisable during the Employee's lifetime only by the Employee. This option is not transferable, except that the Employee may transfer this option (a) by a valid beneficiary designation made in a form and manner acceptable to the Committee, or (b) by will or the applicable laws of descent and distribution.

                  8. Exercise of Option. This option may be exercised by the person then entitled to do so as to any Shares which may then be purchased (a) by giving written notice of exercise to the Secretary of the Company (or his or her designee), specifying the number of full Shares to be purchased and accompanied by full payment of the Exercise Price (and the amount of any income tax the Company is required by law to withhold by reason of such exercise), and
(b) by giving satisfactory assurances in writing if requested by the Company, signed by the person exercising the option, that the Shares to be purchased upon such exercise are being purchased for investment and not with a view to the distribution thereof.

                  9. Suspension of Exercisability. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of the purchase of Shares hereunder, this option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company shall make reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

                  10. No Rights of Stockholder. Neither the Employee (nor any beneficiary) shall be or have any of the rights or privileges of a stockholder of the Company in respect of any of the Shares issuable pursuant to the exercise of this option, unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee (or beneficiary).

                  11. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at 600 Montgomery Street, San Francisco, California 94111, or at such other address as the Company may hereafter designate in writing.

                  12. Option is Not Transferable. Except as otherwise provided in Paragraphs 6 and 7 above, this option and the rights and privileges conferred hereby may not be transferred, pledged, assigned or otherwise hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, pledge, assign, hypothecate or otherwise dispose of this option, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this option and the rights and privileges conferred hereby immediately shall become null and void.

                  13. Maximum Term of Option. Notwithstanding any other provision of this Agreement except Paragraph 6 above relating to the death of the Employee (in which case this option is exercisable to the extent set forth therein), this option is not exercisable after the Expiration Date.

                  14. Binding Agreement. Subject to the limitation on the transferability of this option contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

                  15. Conditions to Exercise. The Exercise Price for this option must be paid in the legal tender of the United States or, in the Committee's sole discretion, in Shares. Exercise of this option will not be permitted until satisfactory arrangements have been made for the payment of the appropriate amount of withholding taxes (as determined by the Company).

                  16. Plan Governs. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Except as otherwise provided in this Agreement, capitalized terms and phrases used and not defined in this Agreement shall have the meaning set forth in the Plan.

                  17. Committee Authority. The Committee shall have all discretion, power, and authority to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

                  18. Captions. The captions provided herein are for convenience only and are not to serve as a basis for the interpretation or construction of this Agreement.

                  19. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

                  20. Modifications to the Agreement. This Agreement (a) constitutes the entire understanding of the parties on the subjects covered, and
(b) shall control in the event of any inconsistency between this Agreement and the Employment Agreement related to the subject matter covered by this Agreement. The Employee expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.